UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2020

EAGLE BANCORP INC.
(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7830 Old Georgetown Road, Third Floor
Bethesda, Maryland 20814
(Address of Principal Executive Offices) (Zip Code)
(301) 986-1800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EGBN	The Nasdaq Capital Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 16, 2020, the Board of Directors (the “Board”) of Eagle Bancorp, Inc. (the “Company”), the parent company of EagleBank (the “Bank”), elected Ernest Drew Jarvis and Steven Freidkin as directors of the Company and of the Bank, effective January 1, 2021. The Board has determined that Mr. Jarvis and Mr. Freidkin are independent under the applicable rules of The Nasdaq Stock Market and federal securities laws. The Board appointed Mr. Jarvis to the Director’s Loan Committee of the Bank and Mr. Freidkin to the Risk Committee of the Board.

Mr. Jarvis and Mr. Freidkin will receive the Company’s standard compensation for non-employee directors, as described under the heading “Director Compensation” in the Company’s definitive proxy statement on Scheduled 14A, filed with the Securities and Exchange Commission on April 6, 2020.

There are no arrangements between either Mr. Jarvis or Mr. Freidkin and any other persons, pursuant to which either Mr. Jarvis or Mr. Freidkin was selected as a director to the Board.

Prior to Mr. Freidkin’s election as a director to the Board, EagleBank issued a number of loans to businesses affiliated with Mr. Freidkin pursuant to the Paycheck Protection Program (“PPP”) administered by the Small Business Administration (“SBA”). In accordance with the requirements set forth by the SBA, the loans were made on the same terms as all other PPP loans and through the same processes as all other customers and account holders of EagleBank who applied for and were issued PPP loans.

There are no related party transactions between the Company and Mr. Jarvis that would be required to be reported pursuant to Item 404(a) of Regulation of S-K of the Securities Act of 1933, as amended.

A copy of the press release announcing the appointment of Mr. Jarvis and Mr. Freidkin to the Board is filed herewith as Exhibit 99.1.

Ernie Jarvis

Mr. Jarvis is the Managing Principal of Jarvis Commercial Real Estate, a commercial real estate brokerage company he launched in 2016. Previously, Jarvis was a Senior Vice President & D.C. Leader at First Potomac Realty Trust in Washington, D.C. Prior to that Ernie led CBRE’s D.C. office, one of the largest U.S. offices across the CBRE platform.

A lifelong resident of Washington, D.C., Mr. Jarvis has taken an active role in the business community and has served in leadership positions in several prominent organizations, including the Greater Washington Board of Trade, where he serves on the board, and the District of Columbia Building Industry Association (DCBIA), where he served as President.

Mr. Jarvis is a graduate of Southeastern University

Steve Freidkin

Mr. Freidkin is the CEO and founder of Ntiva, Inc., a full-service technology firm that provides businesses with advanced technology expertise and support, including managed IT services, strategic consulting, cloud services, cyber security, and telecom solutions. Since its founding in 2004, Ntiva's primary offices have been in McLean, VA with additional locations added in Washington, DC, Columbia, MD, Chicago, IL, New York, South Florida, West Virginia, and Southern California as the company expanded.

Mr. Freidkin’s current focus is working with Ntiva clients to align their organizational initiatives and growth efforts with technology, developing strategic growth plans for Ntiva, identifying opportunities for business development, and creating an environment for top technical talent to develop.

Mr. Freidkin attended the Smith School of Business at the University of Maryland.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Eagle Bancorp, Inc., dated November 19, 2020, announcing the election of Ernie Jarvis and Steve Freidkin to the Company’s Board of Directors.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP INC.

Date: November 19, 2020	By:	/s/ Charles D. Levingston
Charles D. Levingston
Executive Vice President, Chief Financial Officer